UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 9, 2012, PPL Corporation (“PPL” or the “Company”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Merrill Lynch International (“MLI”), in their capacities as forward sellers (each of Morgan Stanley and MLI in such capacity, a “Forward Counterparty” and collectively the “Forward Counterparties”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley and Merrill Lynch, Pierce, Fenner & Smith Incorporated individually and acting as representatives of each of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”) relating to (a) the sale by the Forward Counterparties and purchase by the Underwriters, acting severally and not jointly, of 9,900,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), and (b) the grant by the Forward Counterparties to the Underwriters, acting severally and not jointly, to purchase up to an additional 1,485,000 shares of the Company’s Common Stock to cover over-allotments. The Underwriters are offering the shares of Common Stock sold to them pursuant to the Underwriting Agreement from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (the “Offering”).

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is expressly incorporated by reference herein and into the Registration Statement on Form S-3 (Registration No. 333-180410), and any related amendments thereto, filed by PPL on March 28, 2012. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.

Forward Agreements

In connection with the Offering, the Company also entered into forward sale agreements dated April 9, 2012 with each Forward Counterparty (the “Forward Agreements”) relating to an aggregate of 9,900,000 shares of the Company’s Common Stock. As contemplated by the execution of the Forward Agreements, the Forward Counterparties (or affiliates thereof) are borrowing from third parties and selling in the Offering 9,900,000 shares of the Company’s Common Stock.

Under each Forward Agreement, if the Forward Counterparty determines, in its commercially reasonable judgment, that it is unable to borrow and deliver for sale, on the anticipated closing date, the number of shares of the Company’s Common Stock sold by the Underwriters in the Offering, or if the Forward Counterparty determines, in good faith and in a commercially reasonable manner, either that it is impracticable to do so or that it would incur a stock loan cost of more than a specified amount to do so, then the number of shares of the Company’s Common Stock to which the Forward Agreements relate will be reduced to the number that the Forward Counterparty can so borrow and deliver or can so borrow and deliver at or below that specified cost (which could be no shares, in which case the Forward Agreements will not become effective).

Upon physical settlement of the Forward Agreements, the Company will issue shares of its Common Stock to each Forward Counterparty in exchange for cash proceeds equal to then-applicable forward sale price, which initially will be $27.02 per share and will be subject to adjustment in accordance with the terms of the relevant Forward Agreement. The Company will receive these proceeds only if it elects to physically settle the Forward Agreements.

The Forward Agreements generally provide for settlement on one or more settlement dates to be specified by the Company within 12 months after the date of the Forward Agreements (and, with respect to any additional forward sale agreement that the Company may enter into in connection with the exercise of the underwriters’ over-allotment option, settlement will occur 15 months after the date of the Forward Agreements). The Forward Agreements provide that the forward sale price will be adjusted on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be decreased by certain amounts on specified dates set forth in the relevant Forward Agreement. The interest rate factor adjustment will reduce the forward sale price on each day on which the federal funds rate for that day is less than the spread.

Except under the circumstances described below, the Company has the right to elect physical, cash or net share settlement under the Forward Agreements. Although the Company currently expects to settle the Forward Agreements entirely by physical settlement, the Company may elect cash settlement or net share settlement for all or a portion of its obligations under the Forward Agreements, except as described below. If the Company elects cash settlement or net share settlement, if the price at which the Forward Counterparty or its affiliate purchases shares of the Company’s Common Stock in the open market exceeds the applicable forward sale price, then the Company would have to:

•	in the case of cash settlement, pay to the relevant Forward Counterparty a cash amount equal to the difference; or

•	in the case of net share settlement, deliver to the relevant Forward Counterparty a number of shares of the Company’s Common Stock having a market value equal to the difference.

Conversely, in connection with cash or net share settlement, if the price at which the Forward Counterparty or its affiliate purchases shares of the Company’s Common Stock in the open market is less than the applicable forward sale price, then the relevant Forward Counterparty would have to:

•	in the case of cash settlement, pay to the Company a cash amount equal to the difference; or

•	in the case of net share settlement, deliver to the Company a number of shares of the Company’s Common Stock having a market value equal to the difference.

Purchases of the Company’s Common Stock in open market transactions by a Forward Counterparty or its affiliate in connection with cash settlement or net share settlement could increase the trading price of the Company’s Common Stock. This, in turn, could increase the amount of cash, in the case of cash settlement, or the number of shares, in the case of net share settlement, the Company would owe, if any, to such Forward Counterparty upon settlement of the relevant Forward Agreement.

Each Forward Counterparty may accelerate settlement of the relevant Forward Agreement and require the Company to physically settle such Forward Agreement on a date of its choosing if:

•	in its commercially reasonable judgment, it or its affiliate either:

•	is unable to hedge its exposure under the Forward Agreement because of the lack of sufficient shares of the Company’s Common Stock being made available for borrowing by lenders; or

•	would incur a cost to borrow shares of the Company’s Common Stock to hedge its exposure under the Forward Agreement that exceeds a specified threshold;

•	the Company declares any distribution, issue or dividend to existing holders of the Company’s Common Stock with a record date occurring during the term of the Forward Agreement and payable in either:

•	cash in excess of a specified amount (other than extraordinary dividends);

•	securities of another company acquired or owned by us as a result of a spin-off or other similar transaction; or

•

any other type of securities (other than the Company’s Common Stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by the relevant Forward Counterparty;

•	certain ownership thresholds applicable to the Forward Counterparty are exceeded;

•

certain “events of default” or “termination events” (as defined in documentation published by the International Swaps and Derivatives Association, Inc.) occur, including, among other things, any material misrepresentation by us under the Forward Agreements or certain bankruptcy or insolvency events relating to the Company; or

•

an event is announced that, if consummated, would result in an “extraordinary event” (as defined in the Forward Agreement), including, among other things, certain mergers and tender offers, a change in law and certain events involving the Company’s nationalization or the delisting of the Company’s Common Stock.

A decision by either Forward Counterparty to accelerate settlement of any applicable Forward Agreement would be made regardless of the Company’s interests, including its need for capital, and could result in dilution to the Company’s earnings per share and return on equity.

Copies of the Forward Agreements are attached hereto as Exhibit 10.1 and 10.2, respectively, and are expressly incorporated by reference herein and into the Registration Statement on Form S-3 (Registration No. 333-180410), and any related amendments thereto, filed by PPL on March 28, 2012. The foregoing descriptions of the terms of the Forward Agreements are qualified in their entirety by reference to these exhibits.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 9, 2012, among PPL Corporation, Morgan Stanley & Co. LLC and Merrill Lynch International, in their capacity as forward sellers, and Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and acting as representatives of each of the other underwriters named in Schedule A thereto.

5.1	Opinion of Frederick C. Paine, Esq.

10.1	Confirmation of Forward Sale Transaction dated April 9, 2012 between PPL Corporation and Morgan Stanley & Co. LLC.

10.2	Confirmation of Forward Sale Transaction dated April 9, 2012 between PPL Corporation and Merrill Lynch International.

23.1	Consent of Frederick C. Paine, Esq. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Date: April 13, 2012